Filed pursuant to Rule 424(b)(3)

Registration No.: 333-270353

PROSPECTUS SUPPLEMENT No.1

(To the Prospectus dated June 1, 2023)

BIODEXA PHARMACEUTICALS PLC

8,203,200 Ordinary Shares Representing 20,508 American Depositary Shares

This prospectus supplement No.1 (the “Prospectus Supplement”) amends and supplements our prospectus contained in our Post-Effective Amendment No. 2 to Registration Statement on Form F-1, effective as of June 1, 2023 (the “Prospectus”), related to the resale by the selling shareholders identified in the Prospectus of up to an aggregate of 8,203,200 of our ordinary shares, nominal value £0.02 per share, represented by 20,508 American Depositary Shares (the “Depositary Shares”).

This Prospectus Supplement is being filed in order to incorporate into and include in the Prospectus the information contained in our attached:

•	Form 6-K/A, filed with the Securities and Exchange Commission (the “SEC”) on May 25, 2023;
•	Form 6-K/A, filed with the SEC on May 26, 2023 (both of them);
•	Form 6-K, filed with the SEC on June 14, 2023;
•	Form 6-K, filed with the SEC on June 15, 2023;
•	Form 6-K, filed with the SEC on June 20, 2023;
•	Form 6-K, filed with the SEC on June 22, 2023;
•	Form 6-K, filed with the SEC on July 6, 2023 (both of them); and
•	Form 6-K, filed with the SEC on July 10, 2023.

This Prospectus Supplement should be read in conjunction with the Prospectus and is qualified by reference to the Prospectus except to the extent that the information in this Prospectus Supplement supersedes the information contained therein.

Our Depositary Shares are listed on the NASDAQ Capital Market under the symbol “BDRX.” The last reported closing price of Depositary Shares on the NASDAQ Capital Market on July 13, 2023 was $4.61.

Investing in our securities involves risks. See “Risk Factors” beginning on page 11 of the Prospectus and in the documents incorporated by reference in the Prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

______________________________

The date of this Prospectus Supplement is July 14, 2023.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment no. 1 to

FORM 6-K

REPORT OF FOREIGN PRIVATE ISSUER
PURSUANT TO RULE 13a-16 OR 15d-16 OF THE
SECURITIES EXCHANGE ACT OF 1934

For the month of May 2023
Commission File Number 001-37652

Biodexa Pharmaceuticals PLC

(Translation of registrant’s name into English)
1 Caspian Point,
Caspian Way,
Cardiff, CF10 4DQ, United Kingdom
(Address of principal executive offices)

Indicate by check mark whether the registrant files or will file annual reports under cover of Form 20-F or Form 40-F:

Form 20-F ☒ Form 40-F ☐

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(1): ☐

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(7): ☐

This Report on Form 6-K, including Exhibits 4.1, 4.2, 4.3, 5.1, 10.1, 10.2, 10.3, 10.4, 10.5, 15.1 and 23.1 are hereby incorporated by reference into the Company’s Registration Statement on Form F-3 (File No. 333- 267932).

1

EXPLANATORY NOTE

On May 23, 2023, Biodexa Pharmaceuticals PLC (the “Company”) entered into a securities purchase agreement with certain institutional investors (the “Purchase Agreement”) relating to the offer and sale of 22,135,922 American Depositary Shares (“ADSs”) at a purchase price of US$0.15 per ADS in a registered direct offering (the “Registered Offering”). The ADSs to be issued in the Registered Offering will be issued pursuant to a prospectus supplement to be filed with the SEC in connection with a takedown from the Company’s shelf registration statement on Form F-3 (File No. 333-267932), which became effective on October 26, 2022.

This Amendment No. 1 to Form 6-K amends the Company’s Form 6-K filed on May 24, 2023 to attach (i) the opinion of Brown Rudnick LLP relating to the legality and validity of the new ordinary shares (and their consent) as Exhibits 5.1 and 23.1; and (ii) the consent of Mazars LLP, as independent registered public accounting firm, as Exhibit 15.1.

2

Purchase Agreement

On May 23, 2023, Biodexa Pharmaceuticals LLP (“Biodexa” or the “Company”) entered into the Purchase Agreement with certain institutional investors (each an “Investor”) relating to the offer and sale of 22,135,922 American Depositary Shares (“ADSs”) at a purchase price of US$0.15 per ADS in a registered direct offering (the “Registered Offering”). Each ADS represents 5 ordinary shares. The Registered Offering is expected to close on or about May 26, 2023 subject to customary closing conditions.

Additionally, pursuant to the terms of the Purchase Agreement, the Company expects, in a private placement transaction (the “Private Placement”, and together with the Registered Offering, the “Offering”), to issue and sell to the Investors (i) ADS purchase warrants exercisable for an aggregate of 33,203,883 ADSs (the “Series C Warrants”) and (ii) ADS purchase warrants exercisable for an aggregate of 22,135,922 ADSs (the “Series D Warrants” and, together with the Series C Warrants, the “Warrants”). The ADSs issuable upon exercise of the Series C Warrants are referred to herein as the “Series C Warrant ADSs.” The ADSs issuable upon exercise of the Series D Warrants are referred to herein as the “Series D Warrant ADSs,” and the Series D Warrant ADSs together with the Series C Warrant ADSs are referred to herein as the “Warrant ADSs.”

The Warrants will be exercisable at an exercise price of US$0.20 per ADS, subject to adjustments for certain dilutive Company equity issuances. The Warrants become exercisable upon receipt of shareholder approval (the “Shareholder Approval”) to allot the Warrants, the Warrant ADSs and the ordinary shares underlying the Warrant ADSs offered in the Private Placement without triggering statutory preemptive rights under the laws of England and Wales. The Series C Warrants will expire one year from the initial exercise date and may be exercised on a cashless basis. The Series D Warrants will expire five years from the initial exercise date. A holder of the Warrants may not exercise the Warrants if the holder, together with its affiliates, would beneficially own more than 4.99% or 9.99% (such amount to be determined at the option of the holder) of the number of ordinary shares outstanding immediately after giving effect to such exercise.

Additionally, pursuant to the terms of the Purchase Agreement, the Company has agreed to be subject to a lock-up period on subsequent equity sales which will last until the later of 30 days following the date that the Resale Registration Statement (as defined below) is declared effective by the Securities and Exchange Commission (the “SEC”) and the date that Shareholder Approval is obtained. The Company has also agreed to not issue any securities that are subject to a price reset based on the trading prices of the Company’s ordinary shares or upon a specified or contingent event in the future or enter into any agreement to issue securities at a future determined price for a period of one year following the closing date of the Private Placement, subject to an exception.

The Purchase Agreement contains customary representations, warranties and covenants of the Company and each Investor, and customary indemnification provisions for a transaction of this type.

Placement Agency Agreement

Ladenburg Thalmann & Co. Inc. (“Ladenburg”) is acting as the exclusive placement agent for the Offering. Pursuant to the terms and conditions set forth in that certain Placement Agency Agreement, dated as of May 23, 2023 (the “Placement Agent Agreement”), by and between the Company and Ladenburg, the Company has agreed to pay Ladenburg a cash fee in an amount equal to 8.0% of the aggregate gross proceeds of the Offering and to issue to Ladenburg or its designees warrants (the “Placement Agent Warrants”) to purchase Warrant ADSs equal to 4.0% of the total ADSs (or ADS equivalents) issued in the Offering (such Warrant ADSs, the “Placement Agent Warrant ADSs”). The Company also agreed to pay Ladenburg a management fee equal to 1.0% of the gross proceeds raised in the Offering and an expense allowance of up to US$85,000 for legal fees and other out-of-pocket expenses. The Placement Agent Warrant has substantially the same terms as the Series D Warrants, except that the exercise price of the Placement Agent Warrants will be 125% of the offering price of the Registered ADSs and the term of the Placement Agent Warrants will terminate on the three-year anniversary of the initial exercise date as defined in the Placement Agent Warrant.

3

Offerings

The ADSs to be issued in the Registered Offering will be issued pursuant to a prospectus supplement to be filed with the SEC in connection with a takedown from the Company’s shelf registration statement on Form F-3 (File No. 333-267932) (the “Registration Statement”), which became effective on October 26, 2022. This Report shall not constitute an offer to sell or the solicitation to buy nor shall there be any sale of the Company’s securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The Warrants, Placement Agent Warrants, Warrant ADSs, Placement Agent Warrant ADSs and the ordinary shares underlying the Warrant ADSs and Placement Agent Warrant ADSs (collectively, the “Unregistered Securities”) are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), nor are such Unregistered Securities being offered pursuant to the Registration Statement or the prospectus supplement and base prospectus contained in such Registration Statement. The Unregistered Securities are being offered pursuant to the exemption provided in Section 4(a)(2) of the Securities Act and Rule 506(b) promulgated thereunder. The Warrants and Placement Agent Warrants are not, and will not be, listed for trading on any national securities exchange. Each Investor will be an “accredited investor” (as such term is defined in Rule 501(a) under the Securities Act) or “qualified institutional buyer” (as such term is defined in Rule 144A under the Securities Act).

Lock-up Agreement

In connection with the Offering, the Company entered into a Registration Rights Agreement with the Investors, dated May 23, 2023 (the “Registration Rights Agreement”). The Registration Rights Agreement provides that the Company shall file a registration statement (the “Resale Registration Statement”) covering the resale of all of the Warrant ADSs and Placement Agent Warrant ADSs with the SEC no later than the 30th calendar day following the date of the closing of the Private Placement, and have the registration statement declared effective by the SEC as promptly as possible after the filing thereof, but in any event no later than the 90th calendar day following the closing of the Private Placement.

Registration Rights Agreement

In connection with the Offering and pursuant to a Lock-Up Agreement, dated May 23, 2023, certain officers and directors of the Company have agreed to be subject to a lock-up period of 90 days following the date the Resale Registration Statement, to be filed in connection with the Private Placement, is declared effective by the SEC, subject to certain exceptions. This means that, during the applicable lock-up period, such persons may not offer for sale, contract to sell, sell, distribute, grant any option, right or warrant to purchase, pledge, hypothecate or otherwise dispose of, directly or indirectly, any of ADSs or any securities convertible into, or exercisable or exchangeable for, ADSs, subject to customary exceptions.

4

In connection with the Offering, the Company entered into a Leak-Out Agreement, dated May 23, 2023 (the “Leak-Out Agreement”), between the Company and certain persons party thereto (each such person, a “Holder”). The Leak-Out Agreement provides that during the period beginning on the pricing date of the Offering and ending at 5:00 pm Eastern Time on May 30, 2023 (the “Restricted Period”), neither the Holder nor any of the Holder’s Trading Affiliates (as defined in the Leak-Out Agreement) shall sell, dispose or otherwise transfer, directly or indirectly, on any trading day during the Restricted Period, any securities of the Company in an amount representing more than 15% of the cumulative trading volume of the ADSs for such trading day.

The foregoing description of the Purchase Agreement, the Warrants, Placement Agent Warrants, Placement Agent Agreement, Registration Rights Agreement, Lock-Up Agreement and Leak-Out Agreement are not complete and are qualified in their entirety by references to the full text of the forms of Purchase Agreement, Warrant, Placement Agent Warrant, Placement Agent Agreement, Registration Rights Agreement, Lock-Up Agreement and Leak-Out Agreement which are filed as exhibits to this Report and are incorporated by reference herein.

Furnished as Exhibit 99.2 hereto and incorporated herein by reference is the investor presentation that the Company has prepared for use in connection with the Offering, dated May 2023. Exhibit 99.2 is being furnished and will not be deemed to be filed for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor will it be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act.

Forward-Looking Statements

This Form 6-K contains forward-looking statements that involve risks and uncertainties, such as statements related to the anticipated closing of the Offering and the amount of proceeds expected from the Offering. The risks and uncertainties involved include the Company’s ability to satisfy certain conditions to closing on a timely basis or at all, market conditions, and other risks detailed from time to time in the Company’s periodic reports and other filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on forward-looking statements, which are based on the Company’s current expectations and assumptions and speak only as of the date of this Form 6-K. The Company does not intend to revise or update any forward-looking statement in this Form 6-K as a result of new information, future events or otherwise, except as required by law.

5

SUBMITTED HEREWITH

Attached to the Registrant’s Form 6-K filing for the month of May 2023, and incorporated by reference herein, is:

Exhibit No.	Description

4.1	Form of Series C Warrant.

4.2	Form of Series D Warrant.

4.3	Form of Placement Agent Warrant.

5.1	Opinion of Brown Rudnick LLP.

10.1	Form of Securities Purchase Agreement, dated as of May 23, 2023, by and between Biodexa Pharmaceuticals PLC and the investors identified on the signature pages thereto.*

10.2	Form of Registration Rights Agreement, dated as of May 23, 2023, by and between Biodexa Pharmaceuticals PLC and the investors identified on the signature pages thereto.

10.3	Placement Agency Agreement, dated as of May 23, 2023, by and between Biodexa Pharmaceuticals PLC and Ladenburg Thalmann & Co. Inc.

10.4	Form of Lock-up Agreement, dated as of May 23, 2023, by and between Biodexa Pharmaceuticals PLC and named directors and officers of Biodexa and other individuals and entities listed in the Schedule I to the Purchase Agreement.

10.5	Form of Leak-out Agreement, dated as of May 23, 2023, by and between Biodexa Pharmaceuticals PLC and the parties identified on the signature pages thereto.

15.1	Consent of Mazars LLP, independent registered public accounting firm.

23.1	Consent of Brown Rudnick LLP (included in the opinion filed as Exhibit 5.1).

99.1	Press release dated May 24, 2023.

99.2	Investor Presentation.

* Non-material schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the SEC.

6

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Biodexa Pharmaceuticals PLC

Date: May 25, 2023	By:	/s/ Stephen Stamp
Stephen Stamp
Chief Executive Officer and
Chief Financial Officer

7

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment no. 2 to

FORM 6-K

REPORT OF FOREIGN PRIVATE ISSUER
PURSUANT TO RULE 13a-16 OR 15d-16 OF THE
SECURITIES EXCHANGE ACT OF 1934

For the month of May 2023
Commission File Number 001-37652

Biodexa Pharmaceuticals PLC

(Translation of registrant’s name into English)
1 Caspian Point,
Caspian Way,
Cardiff, CF10 4DQ, United Kingdom
(Address of principal executive offices)

Indicate by check mark whether the registrant files or will file annual reports under cover of Form 20-F or Form 40-F:

Form 20-F ☒ Form 40-F ☐

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(1): ☐

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(7): ☐

This Report on Form 6-K, including Exhibit 10.1 is hereby incorporated by reference into the Company’s Registration Statement on Form F-3 (File No. 333- 267932).

1

EXPLANATORY NOTE

On May 23, 2023, Biodexa Pharmaceuticals PLC (the “Company”) entered into a securities purchase agreement with certain institutional investors (the “Purchase Agreement”) relating to the offer and sale of 22,135,922 American Depositary Shares (“ADSs”) at a purchase price of US$0.15 per ADS in a registered direct offering (the “Registered Offering”). The ADSs to be issued in the Registered Offering will be issued pursuant to a prospectus supplement filed with the SEC in connection with a takedown from the Company’s shelf registration statement on Form F-3 (File No. 333-267932), which was originally declared effective on October 26, 2022.

This Amendment No. 2 to Form 6-K amends the Company’s Form 6-K dated May 24, 2023, as amended by Amendment No. 1 to Form 6-K dated May 25, 2023, in connection with the Amended and Restated Securities Purchase Agreement, which amended certain definitions in the Purchase Agreement, including the definitions of “Additional Subscription Amount,” “Ordinary Shares” and “Shareholder Approval.”

2

Amended and Restated Purchase Agreement

On May 25, 2023, Biodexa Pharmaceuticals PLC (“Biodexa” or the “Company”) entered into an Amended and Restated Securities Purchase Agreement to the Purchase Agreement, dated as of May 25, 2023 and effective as of May 23, 2023 (the “Amended and Restated Purchase Agreement”), with certain institutional investors (each an “Investor”) relating to the offer and sale of 22,135,922 American Depositary Shares (“ADSs”) at a purchase price of US$0.15 per ADS in a registered direct offering (the “Registered Offering”).

The Amended and Restated Purchase Agreement amended and restated the Purchase Agreement to modify the definitions of “Additional Subscription Amount,” “Ordinary Shares” and “Shareholder Approval” in order to provide that the nominal value of the ordinary shares of the Company shall be subject to any adjustment as may be approved by the shareholders of the Company after the closing date of the Registered Offering at a general meeting pursuant to a share subdivision or other capital reorganization.

The foregoing description of the Amended and Restated Purchase Agreement is not complete and is qualified in its entirety by references to the full text of the form of the Amended and Restated Purchase Agreement and are incorporated by reference herein.

Risk Factors

The following additional Risk Factors are incorporated by reference into the Prospectus Supplement.

The Series C and Series D  Warrants are speculative in nature and require shareholder approval which may not be obtained.

Pursuant to the terms of the Amended and Restated Purchase Agreement, the Company expects, in a private placement transaction, to issue and sell to the Investors (i) ADS purchase warrants exercisable for an aggregate of 33,203,883 ADSs (the “Series C Warrants”) and (ii) ADS purchase warrants exercisable for an aggregate of 22,135,922 ADSs (the “Series D Warrants” and, together with the Series C Warrants, the “Warrants”). The ADSs issuable upon exercise of the Series C Warrants are referred to herein as the “Series C Warrant ADSs.” The ADSs issuable upon exercise of the Series D Warrants are referred to herein as the “Series D Warrant ADSs,” and the Series D Warrant ADSs together with the Series C Warrant ADSs are referred to herein as the “Warrant ADSs.” The Warrants will be exercisable at an exercise price of US$0.20 per ADS, subject to adjustments for certain dilutive Company equity issuances. The Warrants become exercisable upon receipt of shareholder approval (the “Shareholder Approval”) to allot the Warrants, the Warrant ADSs and the ordinary shares underlying the Warrant ADSs offered in the Private Placement without triggering statutory preemptive rights under the laws of England and Wales and to subdivide and redesignate the ordinary shares and adopt new articles of association.

While the Company has agreed to hold a special meeting of shareholders (which may also be at the annual meeting of shareholders) at the earliest practical date, but in no event later than June 14, 2023 for the purpose of obtaining Shareholder Approval, with the recommendation of the Company’s Board of Directors that such proposal is approved, and the Company shall solicit proxies from its shareholders in connection therewith in the same manner as all other management proposals in such proxy statement and all management-appointed proxyholders shall vote their proxies in favor of such proposal, Shareholder Approval may not be obtained. In the event such Shareholder Approval is not obtained, the Warrants will have no value.

Forward-Looking Statements

This Form 6-K contains forward-looking statements that involve risks and uncertainties, such as statements related to the anticipated closing of the Offering and the amount of proceeds expected from the Offering. The risks and uncertainties involved include the Company’s ability to satisfy certain conditions to closing on a timely basis or at all, market conditions, and other risks detailed from time to time in the Company’s periodic reports and other filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on forward-looking statements, which are based on the Company’s current expectations and assumptions and speak only as of the date of this Form 6-K. The Company does not intend to revise or update any forward-looking statement in this Form 6-K as a result of new information, future events or otherwise, except as required by law.

3

SUBMITTED HEREWITH

Attached to the Registrant’s Form 6-K filing for the month of May 2023, and incorporated by reference herein, is:

Exhibit No.	Description

10.1	Form of Amended and Restated Securities Purchase Agreement, dated as of May 25, 2023, by and between Biodexa Pharmaceuticals PLC and the investors identified on the signature pages thereto.*

* Non-material schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the SEC.

4

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Biodexa Pharmaceuticals PLC

Date: May 25, 2023	By:	/s/ Stephen Stamp
Stephen Stamp
Chief Executive Officer and
Chief Financial Officer

5

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 6-K

REPORT OF FOREIGN PRIVATE ISSUER PURSUANT TO RULE 13a-16 OR 15d-16 UNDER THE SECURITIES EXCHANGE ACT OF 1934

For the month of May 2023

Commission File Number: 001-37652

Biodexa Pharmaceuticals PLC
(Translation of registrant's name into English)

1 Caspian Point, Caspian Way, Cardiff, CF10 4DQ, United Kingdom
(Address of principal executive office)

Indicate by check mark whether the registrant files or will file annual reports under cover of Form 20-F or Form 40-F.
Form 20-F [ X ]      Form 40-F [   ]

This Report on Form 6-K, including Exhibit 99.1, is hereby incorporated by reference into the Company’s Registration Statements on Form F-3 (File No. 333-233901) and Form F-1 (File No. 333-240984).

SUBMITTED HEREWITH

Attached to the Registrant’s Form 6-K filing for the month of May 2023, and incorporated by reference herein, is:

Exhibit No.	Description

99.1	Press Release, dated May 26, 2023 entitled "Biodexa Pharmaceuticals PLC Announces Closing of $3.32 Million Registered Direct Offering"

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Biodexa Pharmaceuticals PLC
(Registrant)

Date: May 26, 2023	/s/ Stephen Stamp
Stephen Stamp
Chief Executive Officer, Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated May 26, 2023 entitled "Biodexa Pharmaceuticals PLC Announces Closing of $3.32 Million Registered Direct Offering"

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 6-K

REPORT OF FOREIGN PRIVATE ISSUER PURSUANT TO RULE 13a-16 OR 15d-16 UNDER THE SECURITIES EXCHANGE ACT OF 1934

For the month of June 2023

Commission File Number: 001-37652

Biodexa Pharmaceuticals PLC
(Translation of registrant's name into English)

1 Caspian Point, Caspian Way, Cardiff, CF10 4DQ, United Kingdom
(Address of principal executive office)

Indicate by check mark whether the registrant files or will file annual reports under cover of Form 20-F or Form 40-F.
Form 20-F [ X ]      Form 40-F [   ]

This Report on Form 6-K, including Exhibit 99.1, is hereby incorporated by reference into the Company’s Registration Statements on Form F-3 (File No. 333-233901) and Form F-1 (File No. 333-240984).

SUBMITTED HEREWITH

Attached to the Registrant’s Form 6-K filing for the month of June 2023, and incorporated by reference herein, is:

Exhibit No.	Description

99.1	Press Release, dated June 14, 2023 entitled "Results of Annual General Meeting and General Meeting"

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Biodexa Pharmaceuticals PLC
(Registrant)

Date: June 14, 2023	/s/ Stephen Stamp
Stephen Stamp
Chief Executive Officer, Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated June 14, 2023 entitled "Results of Annual General Meeting and General Meeting"

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 6-K

REPORT OF FOREIGN PRIVATE ISSUER

PURSUANT TO RULE 13a-16 OR 15d-16 OF THE

SECURITIES EXCHANGE ACT OF 1934

For the month of June 2023

Commission File Number 001-37652

Biodexa Pharmaceuticals PLC

(Translation of registrant’s name into English)

1 Caspian Point,

Caspian Way

Cardiff, CF10 4DQ, United Kingdom

(Address of principal executive offices)

Indicate by check mark whether the registrant files or will file annual reports under cover of Form 20-F or Form 40-F:

Form 20-F ☒      Form 40-F ☐

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(1): ☐

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(7): ☐

The information included in this report on Form 6-K shall be deemed to be incorporated by reference into the registration statements on Form S-8 (File Number 333-209365) and Form F-3 (File Number 333-267932) of the Company (including any prospectuses forming a part of such registration statements) and to be a part thereof from the date on which this report is filed, to the extent not superseded by documents or reports subsequently filed or furnished.

SUBMITTED HEREWITH

Attached to the Registrant’s Form 6-K filing for the month of June 2023 is:

Exhibit No.	Description

99.1	Press release dated June 15, 2023.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Biodexa Pharmaceuticals PLC

Date: June 15, 2023	By:	/s/ Stephen Stamp
Stephen Stamp
Chief Executive Officer and Chief Financial Officer

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 6-K

REPORT OF FOREIGN PRIVATE ISSUER PURSUANT TO RULE 13a-16 OR 15d-16 UNDER THE SECURITIES EXCHANGE ACT OF 1934

For the month of June 2023

Commission File Number: 001-37652

Biodexa Pharmaceuticals PLC
(Translation of registrant's name into English)

1 Caspian Point, Caspian Way, Cardiff, CF10 4DQ, United Kingdom
(Address of principal executive office)

Indicate by check mark whether the registrant files or will file annual reports under cover of Form 20-F or Form 40-F.
Form 20-F [ X ]      Form 40-F [   ]

This Report on Form 6-K, including Exhibit 99.1, is hereby incorporated by reference into the Company’s Registration Statements on Form F-3 (File No. 333-233901) and Form F-1 (File No. 333-240984).

SUBMITTED HEREWITH

Attached to the Registrant’s Form 6-K filing for the month of June 2023, and incorporated by reference herein, is:

Exhibit No.	Description

99.1	Press Release, dated June 20, 2023 entitled "Appeal of Delisting Determination"

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Biodexa Pharmaceuticals PLC
(Registrant)

Date: June 20, 2023	/s/ Stephen Stamp
Stephen Stamp
Chief Executive Officer, Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated June 20, 2023 entitled "Appeal of Delisting Determination"

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 6-K

REPORT OF FOREIGN PRIVATE ISSUER PURSUANT TO RULE 13a-16 OR 15d-16 UNDER THE SECURITIES EXCHANGE ACT OF 1934

For the month of June 2023

Commission File Number: 001-37652

Biodexa Pharmaceuticals PLC
(Translation of registrant's name into English)

1 Caspian Point, Caspian Way, Cardiff, CF10 4DQ, United Kingdom
(Address of principal executive office)

Indicate by check mark whether the registrant files or will file annual reports under cover of Form 20-F or Form 40-F.
Form 20-F [ X ]      Form 40-F [   ]

This Report on Form 6-K, including Exhibit 99.1, is hereby incorporated by reference into the Company’s Registration Statements on Form F-3 (File No. 333-233901) and Form F-1 (File No. 333-240984)

SUBMITTED HEREWITH

Attached to the Registrant’s Form 6-K filing for the month of June 2023 is:

Exhibit No.	Description

99.1	Press release dated June 22, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Biodexa Pharmaceuticals PLC
(Registrant)

Date: June 22, 2023	/s/ Stephen Stamp
Stephen Stamp
Chief Executive Officer, Chief Financial Officer

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 6-K

REPORT OF FOREIGN PRIVATE ISSUER PURSUANT TO RULE 13a-16 OR 15d-16 UNDER THE SECURITIES EXCHANGE ACT OF 1934

For the month of July 2023

Commission File Number: 001-37652

Biodexa Pharmaceuticals PLC
(Translation of registrant's name into English)

1 Caspian Point, Caspian Way, Cardiff, CF10 4DQ, United Kingdom
(Address of principal executive office)

Indicate by check mark whether the registrant files or will file annual reports under cover of Form 20-F or Form 40-F.
Form 20-F [ X ]      Form 40-F [   ]

This Report on Form 6-K, including Exhibit 99.1, is hereby incorporated by reference into the Company’s Registration Statements on Form F-3 (File No. 333-233901) and Form F-1 (File No. 333-240984)

SUBMITTED HEREWITH

Attached to the Registrant’s Form 6-K filing for the month of July 2023 is:

Exhibit No.	Description

99.1	Press Release dated July 6, 2023

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Biodexa Pharmaceuticals PLC
(Registrant)

Date: July 6, 2023	/s/ Stephen Stamp
Stephen Stamp
Chief Executive Officer, Chief Financial Officer

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 6-K

REPORT OF FOREIGN PRIVATE ISSUER PURSUANT TO RULE 13a-16 OR 15d-16 UNDER THE SECURITIES EXCHANGE ACT OF 1934

For the month of July 2023

Commission File Number: 001-37652

Biodexa Pharmaceuticals PLC
(Translation of registrant's name into English)

1 Caspian Point, Caspian Way, Cardiff, CF10 4DQ, United Kingdom
(Address of principal executive office)

Indicate by check mark whether the registrant files or will file annual reports under cover of Form 20-F or Form 40-F.
Form 20-F [ X ]      Form 40-F [   ]

This Report on Form 6-K, including Exhibit 99.1, is hereby incorporated by reference into the Company’s Registration Statements on Form F-3 (File No. 333-233901) and Form F-1 (File No. 333-240984)

SUBMITTED HEREWITH

Attached to the Registrant’s Form 6-K filing for the month of July 2023 is:

Exhibit No.	Description

99.1	Press Release dated July 6, 2023

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Biodexa Pharmaceuticals PLC
(Registrant)

Date: July 6, 2023	/s/ Stephen Stamp
Stephen Stamp
Chief Executive Officer, Chief Financial Officer

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 6-K

REPORT OF FOREIGN PRIVATE ISSUER PURSUANT TO RULE 13a-16 OR 15d-16 UNDER THE SECURITIES EXCHANGE ACT OF 1934

For the month of July 2023

Commission File Number: 001-37652

Biodexa Pharmaceuticals PLC
(Translation of registrant's name into English)

1 Caspian Point, Caspian Way, Cardiff, CF10 4DQ, United Kingdom
(Address of principal executive office)

Indicate by check mark whether the registrant files or will file annual reports under cover of Form 20-F or Form 40-F.
Form 20-F [ X ]      Form 40-F [   ]

This Report on Form 6-K, including Exhibit 99.1, is hereby incorporated by reference into the Company’s Registration Statements on Form F-3 (File No. 333-233901) and Form F-1 (File No. 333-240984)

SUBMITTED HEREWITH

Attached to the Registrant’s Form 6-K filing for the month of July 2023 is:

Exhibit No.	Description

99.1	Press Release dated July 10, 2023

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Biodexa Pharmaceuticals PLC
(Registrant)

Date: July 10, 2023	/s/ Stephen Stamp
Stephen Stamp
Chief Executive Officer, Chief Financial Officer